Exhibit 99.1

FOR IMMEDIATE RELEASE

For investor inquiries: John Mills, ICR for Alimera Sciences 310-954-1105 John.Mills@ICRINC.com	For press inquiries: Katie Brazel, Fleishman-Hillard for Alimera Sciences 404-739-0150 Katie.Brazel@fleishman.com

ALIMERA SCIENCES REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

Company Expects to Begin Generating Revenue in the First Quarter of 2013

Company Plans to Resubmit NDA for ILUVIEN® to FDA in the First Quarter of 2013

Completed Enrollment for Physician Utilization Study of the ILUVIEN Inserter

Alimera Will Host a Conference Call at 4:30 P.M. ET Today

ATLANTA, GA, November 7, 2012 — Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, today announced financial results for the third quarter ended September 30, 2012.

“Three commercial batches of ILUVIEN® are expected to be shipped this week to the EU in preparation for the planned commercial launch in three EU countries during 2013, starting with Germany in the first quarter of 2013,” said Dan Myers, president and chief executive officer of Alimera Sciences. “We expect to initiate our commercial launch in the United Kingdom during the second quarter of 2013 and in France during the third quarter of 2013. We have been working towards our goal of a successful commercial launch in the EU by focusing our efforts on identifying and hiring our European management team and by working with our contract sales organization and third party logistics provider to prepare for the commercial launch.”

FDA Resubmission of NDA and Enrollment Update

Alimera met with the U.S. Food and Drug Administration (FDA) in June 2012 to discuss the FDA’s November 2011 Complete Response Letter (CRL) regarding Alimera’s New Drug Application (NDA) for ILUVIEN for the treatment of diabetic macular edema (DME). Following the meeting, the FDA agreed to an extension of the deadline to resubmit Alimera’s NDA for ILUVIEN. Based on this agreement, Alimera now intends to resubmit its NDA for ILUVIEN during the first quarter of 2013. Using data from its two previously completed pivotal Phase III clinical trials (FAME™ Study), the resubmission will focus on the population of patients with chronic DME, the same group for which marketing approval for ILUVIEN has been granted in various European Union countries.

Following the June 2012 meeting with the FDA, Alimera reinitiated its physician utilization study of the ILUVIEN inserter and has since completed enrollment with a total of 121 patients.

“As we approach the EU launch of ILUVIEN, we continue to pursue the potential opportunity in the United States,” Mr. Myers continued. “We were very pleased with the interest by U.S. retinal specialists to quickly complete the utilization study.”

Third Quarter 2012 Financial Results

As of September 30, 2012, Alimera had cash, cash equivalents and investments of $17.4 million, compared to $33.1 million as of December 31, 2011. On October 2, 2012, Alimera received gross proceeds of $40.0 million from the closing of its Series A Preferred financing.

Research and development expenses for the third quarter of 2012 remained consistent at $2.2 million, compared to $2.2 million for the third quarter of 2011. The majority of Alimera’s research and development expenses incurred to date have been related to the development of ILUVIEN.

General and administrative expenses in the third quarter of 2012 were $1.5 million, compared to $1.4 million in the third quarter of 2011.

Marketing expenses in the third quarter of 2012 decreased to $1.5 million, compared to $2.6 million for the third quarter of 2011. Marketing expenses in the third quarter of 2012 were used primarily for developing market awareness and preparing for the planned launch of ILUVIEN in the EU in 2013.

Net loss for the quarter ended September 30, 2012 was $5.4 million, or $0.17 per common share, compared with a net loss of $6.5 million, or $0.21 per common share, for the quarter ended September 30, 2011.

Conference Call to be Held Today

Alimera will hold a conference call today at 4:30 P.M. ET to discuss these results and provide an overall business update. The conference call will be hosted by Dan Myers, president and chief executive officer, and Rick Eiswirth, chief operating officer and chief financial officer.

To participate in the call, please dial (877) 369-6586 (U.S. and Canada) or (253) 237-1165 (international). A live webcast will be available on the Investor Relations section of the company’s corporate website at http://www.alimerasciences.com.

A replay of the conference call will be available beginning November 7, 2012 at 7:30 p.m. ET and ending on November 14, 2012 by dialing (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international), Conference ID Number: 50093793. A replay of the webcast will be available on the corporate website for one week, through November 14, 2012.

About Alimera Sciences, Inc.

Alimera Sciences, Inc., based in Alpharetta, Georgia, is a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Presently, Alimera is focused on diseases affecting the back of the eye, or retina. Its primary product, ILUVIEN, is an intravitreal implant containing fluocinolone acetonide (FAc), a non-proprietary corticosteroid with demonstrated efficacy in the treatment of ocular disease.

Forward Looking Statements

This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, Alimera’s commercial plans for ILUVIEN in Germany, the UK and France. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, uncertainty as to Alimera’s ability to commercialize, and market acceptance of, ILUVIEN in the EU, as well as other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. Additional factors may also be set forth in those sections of Alimera’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 to be filed with the SEC. In addition to the risks described above and in Alimera’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera’s results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

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ALIMERA SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2012	December 31, 2011
	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$17,355	$33,108
Investments in marketable securities	—	500
Prepaid expenses and other current assets	1,549	692
Inventory	671	—
Deferred financing costs	119	201

Total current assets	19,694	34,501
PROPERTY AND EQUIPMENT — at cost less accumulated depreciation	132	197

TOTAL ASSETS	$19,826	$34,698

CURRENT LIABILITIES:
Accounts payable	$1,702	$1,948
Accrued expenses	2,252	1,638
Outsourced services payable	161	658
Notes payable	2,462	2,462
Capital lease obligations	9	12

Total current liabilities	6,586	6,718
LONG-TERM LIABILITIES:
Notes payable, net of discount — less current portion	1,250	2,868
Other long-term liabilities	193	134
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	315	314
Additional paid-in capital	236,894	235,619
Common stock warrants	415	415
Accumulated deficit	(225,827)	(211,370)

TOTAL STOCKHOLDERS’ EQUITY	11,797	24,978

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,826	$34,698

ALIMERA SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Unaudited)
RESEARCH AND DEVELOPMENT EXPENSES	$2,199	$2,224	$5,636	$5,732
GENERAL AND ADMINISTRATIVE EXPENSES	1,506	1,421	4,488	4,827
MARKETING EXPENSES	1,503	2,612	3,704	5,038

OPERATING EXPENSES	5,208	6,257	13,828	15,597
INTEREST INCOME	1	1	3	15
INTEREST EXPENSE	(187)	(284)	(632)	(863)

NET LOSS	$(5,394)	$(6,540)	$(14,457)	$(16,445)

NET LOSS PER SHARE APPLICABLE TO COMMON SHAREHOLDERS — Basic and diluted	$(0.17)	$(0.21)	$(0.46)	$(0.52)

WEIGHTED-AVERAGE SHARES OUTSTANDING — Basic and diluted	31,465,752	31,396,517	31,443,568	31,342,752